     As filed with the Securities and Exchange Commission on April 3, 2001


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         (Registration No. 333-15201)

                                      and

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-2
                  REGISTRATION STATEMENT UNDER THE SECURITIES
                   ACT OF 1933 (Registration No. 333-43119)

                               MEMRY CORPORATION
            (Exact name of registrant as specified in its charter)


          Delaware                                    06-1084424
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                               57 Commerce Drive
                        Brookfield, Connecticut  06804
                                (203) 740-7311
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                James G. Binch
                     Chief Executive Officer and Chairman
                             Memry Corporation
                               57 Commerce Drive
                        Brookfield, Connecticut  06804
                                (203) 740-7311
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             David I. Albin, Esq.
                           Finn Dixon & Herling LLP
                        One Landmark Square, Suite 1400
                          Stamford, Connecticut 06901

     Pursuant to a Registration Statement on Form S-2 (File No. 333-15201) (the "First Registration Statement"), Memry Corporation (the "Registrant") registered 3,550,630 shares of its common stock, par value $0.01 per share ("Common Stock"), including shares of Common Stock issuable upon exercise of certain warrants, under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to another Registration Statement on Form S-2 (File No. 333-43119) (the "Second Registration Statement" and collectively referred to with the First Registration Statement as the "Registration Statements"), the Registrant registered 288,125 additional shares of Common Stock and, pursuant to Rule 429 under the Act, carried forward all 3,550,630 shares of Common Stock registered under the First Registration Statement, such that the Second Registration Statement also constituted Post-Effective Amendment No. 1 to the First Registration Statement. The Registrant registered the shares of Common Stock pursuant to the Registration Statements primarily to fulfill a contractual obligation to one of its stockholders which has now been satisfied.

     This Post-Effective Amendment No. 2 to the First Registration Statement is being filed solely to remove from registration 3,293,230 shares of Common Stock which remain unsold under such registration statement as of the date of this Post-Effective Amendment No. 2 thereto, and this Post-Effective Amendment No. 1 to the Second Registration Statement is being filed solely to remove from registration 30,725 shares of Common Stock which remain unsold under such registration statement as of the date of this Post-Effective Amendment No.1 thereto.

                                   SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement and Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brookfield, State of Connecticut, on April 3, 2001.


                                MEMRY CORPORATION


                                By:     /s/ James G. Binch
                                        ------------------
                                Name:   James G. Binch
                                Title:  Chief Executive Officer and
                                        Chairman of the Board